EXHIBIT 99.1

Press Release

TUT SYSTEMS, INC. REPORTS PRELIMINARY SECOND QUARTER REVENUE

Lake Oswego, Oregon, July 8, 2004 — Tut Systems, Inc. (Nasdaq: TUTS) today announced that based on a preliminary analysis of its results for the quarter ending June 30, 2004, it currently expects revenue for the second quarter ended June 30, 2004, to be in the range of $5.0 - $5.2 million.  The Company stated that revenue in the second quarter continued to be adversely affected by large digital TV headend orders that were either deferred or did not close early enough in the second quarter to allow the Company to recognize a sufficient amount of revenue on those closed orders in the quarter.

“We were disappointed during the second quarter by the continuation of order deferrals and delays. However, the stronger order activity late in the second quarter increases our confidence of a sales recovery in the second half of 2004,” said Sal D’Auria, Chairman and Chief Executive Officer of Tut Systems, Inc.  “During the quarter, we launched our “Video Now” marketing program and showcased our expanded family of Astria® Content Processor platforms at SUPERCOMM 2004.  We believe that our new marketing program and expanded family of Astria products helped contribute to a late second quarter increase in new order activity and will position us well for the coming quarters.  Although revenue for the first half of 2004 was a disappointment, our preliminary sales funnel analysis indicates that the second half of 2004 will exceed revenue for the first half.”

Tut Systems will host a conference call on Friday morning July 9, 2004, at 5:30 AM Pacific Time regarding this announcement.

July 9, 2004 Conference Call Information – Conference ID No. 8680894

Tut Systems will host a conference call to discuss this press release on July, 9, 2004 at 5:30 AM Pacific time. For callers within the United States, please dial 800-939-8871 at least 5 minutes before start time or visit http://www.tutsystems.com.  International participants may dial 706-643-1559 or visit http://www.tutsystems.com.

For callers within the United States accessing the conference call replay, please dial 800-642-1687, conference identification code, 8680894. International participants may dial +1-706-645-9291. The replay will be available at http://www.tutsystems.com two hours after the call ends for at least one week.

Forward Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to (1) our expectation about revenue for the second quarter ended June 30, 2004, (2) our expectation about a sales recovery in the second half of 2004 and the coming quarters, and (3) our expectation that revenue for our second half of 2004 will exceed revenue for our first half of 2004, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties.  As a result, actual results may differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to, the following:  (1) we may not be able to timely ship our products or achieve anticipated pricing; (2) our customers may not accept our products at our forecasted rates or in the timeframes that we anticipate; (3) we may not be able to complete sales of digital TV headend systems or other Tut products to our customers during the third quarter of 2004 or thereafter; (4) telephone companies may not be successful in marketing video services to their customers; and (5) technical advancements in the transmission of video over DSL may not be sufficient to increase customer demand for our products.

More detailed information about these risk factors, and additional risk factors, are set forth in Tut’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Additional Risk Factors That Could Affect our Operating Results and the Market Price of Our Stock,” beginning on page 35, in Tut’s Amendment No. 2 to the Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on June 11, 2004. In particular, you should review the risk factors on pages 35-37 of our June 11, 2004 Form 10-K under the headings “We have a history of significant losses, and we may never achieve profitability”, “Each sale of our headend systems represents a significant portion of our revenue for any given quarter....”,”We operate in an intensely competitive marketplace, and many of our competitors have better resources than we do”, “Commercial acceptance of any technological solution that competes with technology based on communication over copper telephone wire could materially and adversely our business, financial condition and results of operations”, “If the projected growth in demand for video services from telephone service providers does not materialize....”, and “The sales cycle for video content processing systems is long and unpredictable, which requires us to incur high sales and marketing expenses with no assurance that a sale will result.” Tut expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About Tut Systems, Inc.

Tut Systems, Inc. (NASDAQ: TUTS) delivers content processing and distribution products for deploying next-generation data and video services over broadband networks. Service providers, content providers and government agencies throughout the world use Tut Systems solutions to deliver broadcast-quality video over broadband networks.

Tut Systems is headquartered in Lake Oswego, OR with regional offices across North America, Europe and Asia.  For more information visit www.tutsys.com or call 503-594-1400.

Contacts:

Randall Gausman

Chief Financial Officer

Tut Systems

(503) 594-1400

RandallG@tutsys.com

Jeff Schline

Manager, Corporate Communications

Tut Systems

(503) 594-1364

jeff.schline@tutsys.com